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                                                                   Exhibit 10.23

                      ANCOR COMMUNICATIONS, INCORPORATED

                      REGULATION D SUBSCRIPTION AGREEMENT

     THE SECURITIES OFFERED HEREBY HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE OR OTHER SECURITIES AUTHORITIES. THEY MAY NOT BE SOLD OR TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR AN EXEMPTION TO THE REGISTRATION REQUIREMENTS OF FEDERAL AND STATE SECURITIES LAWS.

     THIS SUBSCRIPTION AGREEMENT DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO PURCHASE, ANY OF THE SECURITIES DESCRIBED HEREIN BY OR TO ANY PERSON IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION WOULD BE UNLAWFUL. THESE SECURITIES HAVE NOT BEEN RECOMMENDED BY ANY FEDERAL OR STATE SECURITIES AUTHORITIES, NOR HAVE SUCH AUTHORITIES CONFIRMED THE ACCURACY OR DETERMINED THE ADEQUACY OF THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     INVESTMENT IN THESE SECURITIES INVOLVES A HIGH DEGREE OF RISK. SUBSCRIBERS MUST RELY ON THEIR OWN ANALYSIS OF THE INVESTMENT AND ASSESSMENT OF THE RISKS INVOLVED. SEE THE RISK FACTORS SET FORTH IN THE ATTACHED DISCLOSURE DOCUMENTS AS EXHIBIT E.

     SEE ADDITIONAL LEGENDS AT SECTION 9.


          THIS SUBSCRIPTION AGREEMENT ("Subscription Agreement") is made as of the 21st day of March 1997, by and between Ancor Communications, Incorporated, a corporation duly incorporated and existing under the laws of the State of Minnesota (the "Company"), and the subscriber executing this Subscription Agreement ("Subscriber").

          THE PARTIES HEREBY AGREE AS FOLLOWS:

     This Regulation D Securities Subscription Agreement (the "Subscription Agreement") is executed by the undersigned Subscriber in connection with the offer and purchase by the undersigned for Series B Preferred Stock, $.01 par value (the "Preferred Stock") of the Company. The Preferred Stock is being offered at a purchase price of Ten Thousand Dollars ($10,000), U.S., per share, in minimum subscription amounts of at least fifteen (15) shares ($150,000), and increments of five (5) shares ($50,000) in excess thereof, with a minimum offering amount of Eight Hundred (800) shares of Preferred Stock, or Eight Million Dollars ($8,000,000) (the "Minimum Amount"), and up to a maximum amount of Nine Hundred (900) shares of Preferred Stock, or Nine Million Dollars ($9,000,000) (the "Maximum Amount") (collectively, the "Offering"). The terms of the Preferred Stock, including the terms on which the Preferred Stock

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may be converted into common stock, $.01 par value of the Company (the "Common
Stock"), are set forth in the Certificate of Designation of Series B Preferred Stock (the "Certificate of Designation"), in substantially the form attached hereto as Exhibit A. The solicitation of this Subscription and, if accepted by the Company, the offer and sale of the Preferred Stock, are being made in reliance upon the provisions of Regulation D ("Regulation D") promulgated under the Securities Act of 1933 (the "Act"). The Preferred Stock and the Common Stock issuable upon conversion thereof, together with the Subscriber Warrants (as defined in Section 5.11 below) and the Common Stock issuable upon exercise of the Subscriber Warrants (collectively, the "Conversion Shares"), are sometimes referred to herein collectively as the "Securities."

     It is agreed as follows:

     1.   Offering

     1.1  Offer to Subscriber; Purchase Price and Closing; and Placement Fees.
          --------------------------------------------------------------------

     Subject to satisfaction of the conditions to closing set forth in Section
1.2 below, the Subscriber hereby agrees to subscribe for and purchase Preferred Stock, for the aggregate purchase price in the amount set forth in Section 10 of this Subscription Agreement, in accordance with the terms and conditions of this Subscription Agreement. The closing of a sale and purchase of Preferred Stock as to each Subscriber (the "Closing") shall be deemed to occur when this Subscription Agreement has been executed by both the Subscriber and the Company, full payment for the Preferred Stock shall have been made by the Subscriber, by wire transfer to the Company's designated escrow account for this Offering (the "Escrow Account") established pursuant to the Escrow Agreement and Instructions (the "Escrow Agreement") by and among the Company, First Union National Bank of Georgia (the "Escrow Agent") and the Placement Agent (as defined in the following paragraph), the Subscriber has executed an Acknowledgment ("10-K Acknowledgment") in the Form of Exhibit J hereto stating that the Subscriber has reviewed and accepts the Company's Form 10-K for the year ended December 31, 1996 and the conditions to Subscriber's obligations set forth in Section 1.2 have been satisfied.

The parties hereto acknowledge that Dunwoody Brokerage Services, Inc. is acting as placement agent ("Placement Agent") for this Offering and will be compensated by the Company in cash and warrants to purchase Common Stock of the Company. Placement Agent has acted solely as placement agent in connection with the Offering by the Company of the Preferred Stock pursuant to this Subscription Agreement. The information and data contained in the Disclosure Documents (as defined in Section 2.2.4 below) have not been subjected to independent verification by Placement Agent, and no representation or warranty is made by Placement Agent as to the accuracy or completeness of the information contained in the Disclosure Documents.

     1.2 Conditions to Subscriber's Obligations. The Subscriber's obligations hereunder are conditioned upon all of the following:

          (a)  the following documents have been deposited with the Escrow
               Agent: the 10-K Acknowledgment (executed by the Subscriber), in substantially the Form attached hereto as Exhibit J, the Registration Rights Agreement,

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               substantially in the form attached hereto as Exhibit B (executed by the Company), the Opinion of Counsel, substantially in the form attached hereto as Exhibit C (signed by Company's counsel), Irrevocable Instructions to Transfer Agent, substantially in the form attached hereto as Exhibit D (executed by the Company and the Transfer Agent), and the Certificate of Designation, substantially in the form attached hereto as Exhibit A (together with evidence showing that it has been filed with the Secretary of State of Minnesota);

          (b) the certificates representing the Preferred Stock for which the Subscriber has subscribed have been deposited with the Escrow Agent;

          (c) the Company's Common Stock is currently being actively traded on the Nasdaq Small Cap Market;

          (d) other than as described in the Disclosure Documents (if applicable), there have been no material adverse changes in the Company's business prospects or financial condition since the date of the last balance sheet included in the Disclosure Documents including but not limited to incurring material liabilities;

          (e) the representations and warranties of the Company are true and correct in all material respects on the Closing date as if made on such date, and the Company shall deliver a certificate, signed by an officer of the Company to such effect, to the Escrow Agent;

          (f) the Minimum Amount and corresponding subscription agreements accepted by the Company have been received by the Escrow Agent; and

          (g) the Company shall have reserved for issuance upon conversion of the Preferred Stock and exercise of the Subscriber Warrants a sufficient number of shares of Common Stock which number of shares shall initially be equal to at least Three Million Five Hundred Thousand (3,500,000) shares.

     2. Representations, Warranties and Covenants of the Subscriber. Subscriber hereby represents and warrants to and covenants and agrees with the Company as follows:

          2.1 Accredited Investor. Subscriber hereby represents and warrants to the Company that it is an accredited investor, as defined in Rule 501 of Regulation D, and has checked the applicable box set forth in Section 10 of this Subscription Agreement.

          2.2  Investment Experience; Access to Information; Independent
               ---------------------------------------------------------
Investigation.
--------------

               2.2.1  Access to Information.   The Subscriber or its
professional advisor has been granted the opportunity to ask questions of and receive answers from representatives of

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the Company, its officers, directors, employees and agents concerning the terms and conditions of this Offering, the Company and its business and prospects, and to seek any additional information which the Subscriber or its professional advisor deems necessary to verify the accuracy of the information received.

               2.2.2 Reliance on Own Advisors. The Subscriber has relied on the advice of, or has consulted with, its own personal tax, investment, legal or other advisors and has not relied on the Company or any of its affiliates, officers, directors, attorneys, accountants or any affiliates of any thereof and each other person, if any, who controls any of the foregoing, within the meaning of Section 15 of the Act for any tax or legal advise, other than reliance on information in the Disclosure Documents and on the legal opinion delivered in connection with the Closing.

               2.2.3 Capability to Evaluate. The Subscriber has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the prospective investment, which are substantial, including without limitation those set forth in the Disclosure Documents (as defined in Section 2.2.4 below).

               2.2.4 Disclosure Documents. The Subscriber, in making its investment decision to subscribe for the Securities hereunder, represents that
(a) it has received and had an opportunity to review (i) the Company's Annual Report on Form 10-K for the year ended December 31, 1996 (the "Form 10-K") or, if it has not yet received and reviewed the Form 10-K, acknowledges that this Agreement may be revoked by Subscriber anytime prior to the execution by Subscriber of a 10-K Acknowledgment in the form of Exhibit J hereto, (the "10-K Acknowledgment"), pursuant to Section 7.1(b) hereof, (ii) Risk Factors, attached as Exhibit E, (iii) Capitalization Schedule, attached as Exhibit F, and (iv) Use of Proceeds, attached as Exhibit G, (b) it has (subject to the caveat in subsection 2.2.4(a)(i) above regarding the Form 10-K) read, reviewed, and relied solely on the documents described in (a) above, the Company's representations and warranties and other information in this Subscription Agreement, including the Exhibits, any other written information prepared by the Company which has been specifically provided to the Subscriber in connection with this Offering and is designated as a Disclosure Document (together, the "Disclosure Documents"), and an independent investigation made by it and its representatives, if any; (c) it has, prior to the date of this Subscription Agreement, been given an opportunity to review material contracts and documents of the Company which have been filed as exhibits to the Company's filings under the Act and the Securities Exchange Act of 1934, as amended (the "Exchange Act") and has had an opportunity to ask questions of and receive answers from the Company's officers and directors; and (d) has not based its decision to invest on any oral representation of the Company, Placement Agent or any other person, nor any written representation or assurance from the Company other than those contained in the Disclosure Documents or incorporated herein or therein. Also, the Subscriber has not based its decision to invest upon statements made in the analyst report dated on or about February 17, 1997 sent to Subscriber by Placement Agent. Subscriber acknowledges that the Analyst Report was not prepared by the Company and that the Company does not confirm or endorse any information contained therein, and does not make any representation or warranty with regard to the contents thereof, and disclaims any responsibility to comment on, correct or update any information contained therein.

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               2.2.5  Investment Experience; Fend for Self.  Subscriber has
substantial experience in investing in securities of companies in the development stage and has made investments in securities other than those of the Company. Subscriber acknowledges that it is able to fend for itself in the transaction contemplated by this Subscription Agreement, that it has the ability to bear the economic risk of its investment pursuant to this Subscription Agreement and that it is an "Accredited Investor" by virtue of the fact that it meets the subscriber qualification standards set forth in Section 2.1 above. Subscriber has not been organized for the purpose of investing in securities of the Company, although such investment is consistent with its purposes. The Subscriber's commitment to potentially illiquid investments is reasonable in relation to such person's net worth.

          2.3  Exempt Offering Under Regulation D.
               -----------------------------------

               2.3.1 Investment; No Distribution. The Subscriber is acquiring the Securities solely for the Subscriber's own account for investment purposes as a principal and not with a view to immediate resale or distribution of all or any part thereof; provided, however, that Subscriber does not agree to hold the Securities for any minimum or specific term (except as otherwise required by the Certificate of Designation and this Agreement) and reserves the right to dispose of the Securities at any time in accordance with or pursuant to an effective registration statement or an exemption under the Act. The Subscriber is aware that there are legal and practical limits on the Subscriber's ability to sell or dispose of the Securities and, therefore, that the Subscriber must bear the economic risk of the investment for an indefinite period of time and has adequate means of providing for the Subscriber's current needs and possible personal contingencies and has need for only limited liquidity of this investment. The Subscriber's commitment to potentially illiquid investments is reasonable in relation to the Subscriber's net worth.

               2.3.2 No General Solicitation. The Securities were not offered to the Subscriber through, and the Subscriber is not aware of, any form of general solicitation or general advertising, including, without limitation, (i) any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, and
(ii) any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.

               2.3.3 Restricted Securities. Subscriber understands that the Preferred Stock is and the Subscriber Warrants and the Conversion Shares will be, characterized as "restricted securities" under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may not be transferred or resold without registration under the Act or pursuant to an exemption therefrom. In this connection, Subscriber represents that it is familiar with Rule 144 under the Act, as presently in effect, and understands the resale limitations imposed thereby and by the Act.

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               2.3.4  Disposition.  Without in any way limiting the
representations set forth above, Subscriber further agrees not to sell, transfer or otherwise dispose of all or any portion of the Securities unless and until:

               (a) There are then in effect registration statements under the Act and any applicable state securities laws covering such proposed disposition and such disposition is made in accordance with such registration statements; or

               (b) (i) Subscriber shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and (ii) if reasonably requested by the Company, Subscriber shall have furnished the Company with an opinion of counsel, in form and substance customary for similar transactions, that such disposition will not require registration of the Securities under the Act or any applicable state securities laws. It is agreed that the Company will not require opinions of counsel for transactions made pursuant to Rule 144.

          2.4  Due Authorization.
               ------------------

               2.4.1 Authority. The person executing this Subscription Agreement, if executing this Subscription Agreement in a representative or fiduciary capacity, has full power and authority to execute and deliver this Subscription Agreement and each other document included herein for which a signature is required in such capacity and on behalf of the subscribing individual, partnership, trust, estate, corporation or other entity for whom or which the person executing this Subscription Agreement is executing this Subscription Agreement. The Subscriber has reached the age of majority (if an individual) according to the laws of the state in which he or she resides.

               2.4.2 Due Authorization. If the Subscriber is a corporation, the Subscriber is duly and validly organized, validly existing and in good tax and corporate standing as a corporation under the laws of the jurisdiction of its incorporation with full power and authority to purchase the Securities to be purchased by it and to execute and deliver this Subscription Agreement.

               2.4.3 Partnerships. If the Subscriber is a partnership, the representations, warranties, agreements and understandings set forth above are true with respect to all partners in the Subscriber (and if any such partner is itself a partnership, all persons holding an interest in such partnership, directly or indirectly, including through one or more partnerships), and the person executing this Subscription Agreement has made due inquiry to determine the truthfulness of the representations and warranties made hereby.

               2.4.4 Representatives. If the Subscriber is purchasing in a representative or fiduciary capacity, the above representations and warranties shall be deemed to have been made on behalf of the person or persons for whom the Subscriber is so purchasing.

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     3.   Acknowledgments   The Subscriber is aware that:

          3.1 Risks of Investment. The Subscriber recognizes that an investment in the Company involves certain risks, including the potential loss of the Subscriber's investment therein. The Subscriber recognizes that the Disclosure Documents and this Subscription Agreement and the exhibits hereto do not purport to contain all the information which would be contained in a registration statement under the Act;

          3.2 No Government Approval. No federal or state agency has passed upon the Securities or made any finding or determination as to the fairness of this transaction;

          3.3 No Registration. The Securities have not been registered under the Act or any applicable state securities laws in reliance upon exemptions from the registration requirements of such laws, and may not be sold, pledged, assigned or otherwise disposed of in the absence of an effective registration statement for the Securities and any component thereof under the Act or unless an exemption from such registration is available;

          3.4 No Assurances of Registration. There can be no assurance that any registration statement will become effective at the scheduled time or ever. The Subscriber acknowledges that it may be required to bear the economic risk of the Subscribers' investment for an indefinite period of time.

          3.5 Exempt Transaction. The Subscriber understands that the Preferred Stock is being offered and sold in reliance on specific exemptions from the registration requirements of federal and state law and that the representations, warranties, agreements, acknowledgments and understandings set forth herein are being relied upon by the Company in determining the applicability of such exemptions and the suitability of the Subscriber to acquire the Preferred Stock.

          3.6 Legends. It is understood that the certificates evidencing the Preferred Stock and, subject to the terms of Section 5.9 below, the Conversion Shares shall bear the following legend:

          "The securities represented hereby have not been registered under the Securities Act of 1933, or applicable state securities laws, nor the securities laws of any other jurisdiction. They may not be sold or transferred in the absence of an effective registration statement under those securities laws or an opinion of counsel, in form and substance customary for similar transactions, that the sale or transfer is pursuant to an exemption to the registration requirements of those securities laws."

          3.7 Missouri Residents. If a Missouri resident, I hereby represent that (i) I understand that the Securities are not registered under the Missouri Securities Act and may be disposed of only through a licensed broker-dealer and
(ii) I have been advised that it is a felony to sell securities in violation of the Missouri Securities Act.

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     4.  Representations and Warranties of the Company.  The Company hereby makes the following representations and warranties to the Subscribers (which shall be true at the signing of this Subscription Agreement, as of Closing), and agrees with the Subscribers that:

         4.1 Organization, Good Standing, and Qualification. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Minnesota, USA and has all requisite corporate power and authority to carry on its business as now conducted and as proposed to be conducted. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a material adverse effect on the business or properties of the Company. The Company is not the subject of any pending, threatened or, to its knowledge, contemplated investigation or administrative or legal proceeding by the Internal Revenue Service, the taxing authorities of any state or local jurisdiction, or the Securities and Exchange Commission, or any state securities commission, or any other governmental entity, which have not been disclosed in the reports referred to in Section 2.2 above.

         4.2 Corporate Condition. The Company's condition is, in all material respects, as described in the Disclosure Documents, except for changes in the ordinary course of business and normal year-end adjustments that are not, in the aggregate, materially adverse to the Company. Other than as described in the Disclosure Documents (if applicable), there have been no material adverse changes in the Company's business prospects or financial condition since the date of the last balance sheet included in the Disclosure Documents. The financial statements contained in the Disclosure Documents have been prepared in accordance with generally accepted accounting principles, consistently applied (except as otherwise permitted by Regulation S-X of the Exchange Act), and fairly present the financial condition of the Company as of the dates of the balance sheet included therein and the consolidated results of its operations and cash flows for the period then ended. Without limiting the foregoing, there are no material liabilities, contingent or actual, that are not disclosed in the Disclosure Documents (other than liabilities incurred by the Company in the ordinary course of its business, consistent with its past practice, after the period covered by the Disclosure Documents). The Company has paid all material taxes which are due, except for taxes which it reasonably disputes. There is no material claim, litigation, or administrative proceeding pending or, to the best of the Company's knowledge, threatened against the Company, except as disclosed in the Disclosure Documents. The Disclosure Documents do not contain any untrue statement of a material fact and do not omit to state any material fact required to be stated therein necessary to make the statements contained therein not misleading in the light of the circumstances under which they were made.

          4.3 Authorization. All corporate action on the part of the Company by its officers, directors and shareholders necessary for the authorization, execution and delivery of this Subscription Agreement, the performance of all obligations of the Company hereunder and the authorization, issuance and delivery of the Preferred Stock being sold hereunder and the issuance (and reservation for issuance) of the Conversion Shares have been taken, and this Subscription Agreement, the Certificate of Designation, the Irrevocable Instructions to Transfer Agent, the Escrow Agreement, the Subscriber Warrants and the Registration Rights Agreement constitute valid and legally binding obligations of the Company, enforceable in accordance with their

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terms. The Company has obtained all consents and approvals required for it to execute, deliver and perform each agreement referenced in the previous sentence.

          4.4 Valid Issuance of Preferred Stock and Common Stock. The Preferred Stock, when issued, sold and delivered in accordance with the terms hereof, for the consideration expressed herein, will be validly issued, fully paid and nonassessable and, based in part upon the representations of the Subscriber in this Subscription Agreement and the Placement Agent in the Placement Agent Agreement ("Placement Agent Agreement") between the Company and the Placement Agent, will be issued in compliance with all applicable U.S. federal and state securities laws. The Common Stock issuable upon conversion of the Preferred Stock, when issued in accordance with the terms of the Certificate of Designation, and the Common Stock issuable upon exercise of the Subscriber Warrants, when issued in accordance with the terms of the Subscriber Warrants, shall be duly and validly issued and outstanding, fully paid and nonassessable, and based in part on the representations and warranties of Subscriber of the Preferred Stock and the Placement Agent in the Placement Agent Agreement, will be issued in compliance with all applicable U.S. federal and state securities laws. The Preferred Stock, the Subscriber Warrants and the Conversion Shares will be issued free of any preemptive rights. The Company currently has at least Three Million Five Hundred Thousand (3,500,000) Conversion Shares reserved for issuance upon conversion of the Preferred Stock and upon exercise of the Subscriber Warrants.

          4.5 Compliance with Other Instruments. The Company is not in violation or default of any provisions of its Articles of Incorporation or Bylaws as amended and in effect on and as of the date of this Subscription Agreement or of any provision of any instrument or contract to which it is a party or by which it is bound or, to its knowledge, of any provision of any federal or state judgment, writ, decree, order, statute, rule or governmental regulation applicable to the Company, any of which singularly or in the aggregate would have a material adverse affect on the Company's business or prospects, except as described in the Disclosure Documents. The execution, delivery and performance of this Subscription Agreement and the other agreements entered into in conjunction with the Offering and the consummation of the transactions contemplated hereby and thereby will not result in any violation or be in conflict with or constitute, with or without the passage of time and giving of notice, either a default under any such provision, instrument or contract or an event which results in the creation of any lien, charge or encumbrance upon any assets of the Company, any of which singularly or in the aggregate would have a material adverse affect on the Company's business or prospects, except as described in the Disclosure Documents.

          4.6 Reporting Company. The Company is subject to the reporting requirements of the Exchange Act has a class of securities registered under
Section 12 or Section 15 of the Exchange Act, and has filed all reports required by the Exchange Act since the date the Company first became a reporting company.

          4.7 Capitalization. The capitalization of the Company as of December 31, 1996, is, and the capitalization as of the Closing, after taking into account the Offering of the Securities contemplated by this Subscription Agreement and all other share issuances occurring

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prior to this Offering, will be, as set forth in the capitalization table and the pro-forma capitalization table of the Company set forth in Exhibit F.

          4.8 Use of Proceeds. As of the date hereof, the Company expects to use the proceeds from this Offering (less fees and expenses) for the purposes and in the approximate amounts set forth as Exhibit G hereto. These purposes and amounts are estimates and are subject to change.

          4.9 Intellectual Property. The Company has valid, unrestricted and exclusive patents, trademarks, trademark registrations, trade names, copyrights, know-how, technology and other intellectual property necessary to the conduct of its business as set forth on Exhibit H. Company has granted such licenses or has assigned or otherwise transferred a portion of (or all of) such valid, unrestricted and exclusive patents, trademarks, trademark registrations, trade names, copyrights, know-how, technology and other intellectual property necessary to the conduct of its business as set forth on Exhibit H. Company has been granted licenses, know-how, technology and/or other intellectual property necessary to the conduct of its business as set forth on Exhibit H. To the best of Company's knowledge, the Company is not infringing on the intellectual property rights of any third party, nor is any third party infringing on the Company's intellectual property rights nor has the Company received any notice from any third party alleging such infringement by the Company. There are no restrictions in any agreements, licenses, franchises, or other instruments which preclude the Company from engaging in its business as presently conducted.

          4.10 No Rights of Participation. No person or entity, including, but not limited to, current or former shareholders of the Company, underwriters, brokers, agents or other third parties, has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the financing contemplated by this Subscription Agreement which has not been either complied with or waived.

          4.11 Termination Date of Offering. In no event shall the last closing ("Last Closing") of a sale and purchase of a Preferred Stock occur later than March 31, 1997, which date can be extended by up to ten (10) days upon written approval by the Company and Placement Agent.

          4.12 Underwriter's Fees and Rights of First Refusal. The Company is not obligated to pay any compensation or other fees, costs or related expenditures in cash or securities to any underwriter, broker, agent or other representative other than the Placement Agent in connection with this Offering.

     5.   Covenants of the Company

          5.1 Independent Auditors. The Company shall, until at least two (2) years after the date of the Last Closing, maintain as its independent auditors an accounting firm authorized to practice before the SEC.

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          5.2  Corporate Existence and Taxes.  The Company shall, until at least the earlier of (i) the date that is two (2) years after the Last Closing or (ii) the conversion or redemption of all of the Preferred Stock purchased pursuant to this Subscription Agreement and the exercise of all Subscriber Warrants issued in connection with the Offering, maintain its corporate existence in good standing (provided, however, that the foregoing covenant shall not prevent the Company from entering into any merger or corporate reorganization as long as the surviving entity in such transaction, if not the Company, assumes the Company's obligations with respect to the Preferred Stock and the Subscriber Warrants) and shall pay all its taxes when due except for taxes which the Company disputes.

          5.3 Registration Rights. The Company will grant Subscriber the registration rights covering the Conversion Shares on the terms of the Registration Rights Agreement (substantially in the form of Exhibit B).

          5.4 Notification of Last Closing by Company. Within five (5) business days after the Last Closing, the Company shall notify the Subscriber in writing that the Last Closing has occurred, the date of the Last Closing, the dates that the subscribers are entitled to convert their Preferred Stock, the Fixed Conversion Price and the Minimum Conversion Price, as those terms are defined in the Certificate of Designation, and the name and telephone number of an administrative contact person at the Company whom the Subscriber may contact regarding information related to conversion of the Preferred Stock as contemplated by the Certificate of Designation.

          5.5  Capital Raising Limitations; Rights of First Refusal.

               5.5.1 Capital Raising Limitations. The Company shall not issue any debt or equity securities for cash in private capital raising transactions ("Future Offerings") in excess of an aggregate of Three Million ($3,000,000) Dollars for a period beginning on the date hereof and ending One Hundred Eighty
(180) days after the Last Closing without obtaining the prior written approval of Subscribers holding a majority of the purchase price of Preferred Stock then outstanding.

               5.5.2 Subscriber's 180 Day Right of First Refusal. The Company will not conduct any Future Offerings for a period beginning on the date hereof and ending One Hundred Eighty (180) days after the Last Closing without delivering to the Subscribers holding outstanding Preferred Stock, at least seven (7) days prior to the closing of such issuance, written notice describing the proposed issuance and the terms upon which such securities are being issued, and providing the Subscriber the option during such seven (7) day period to purchase the securities being offered in the Future Offerings on the same terms as contemplated by such Future Offerings and in the amount set forth below (the limitations referred to in this and the immediately preceding sentence are collectively referred to as the "Capital Raising Limitation").

               5.5.3 Amount of Subscriber's Right of First Refusal. The amount of securities which a Subscriber is entitled to purchase in such a Future Offering shall be a number obtained by multiplying the aggregate amount of securities being offered in the Future Offering by a fraction, the numerator of which is the purchase price of the Preferred Stock purchased by the Subscriber pursuant to this Subscription Agreement and the denominator of which is the aggregate dollar amount of Preferred Stock placed in this Offering.

          5.5.4  Exceptions to the Capital Raising Limitation.    The Capital
Raising Limitation shall not apply to any borrowing by the Company from a commercial bank or issuances of securities in connection with a merger, consolidation or purchase or sale of assets, or in connection with or as part of the same transaction as a joint venture or other acquisition or disposition of a business, a product or a license by the Company or exercise of options by employees, consultants or directors or any transaction with a strategic corporate partner. The Capital Raising Limitation also shall not apply to the issuance of securities upon exercise or conversion of the Company's options, warrants, or other convertible securities outstanding as of the date of the Last Closing of this Offering, or to the grant of additional options or warrants, or the issuance of additional securities, under any Company stock option, or restricted stock plan. Additionally, the Capital Raising Limitation shall not apply to any public offerings undertaken by the Company.

          5.6 Financial 10-K Statements, Etc. and Current Reports on Form 8-K. The Company shall provide Subscriber with copies of its annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K for as long as the Preferred Stock may remain outstanding, unless such documents are available through the Electronic Data Gathering and Retrieval ("EDGAR") system of the Securities and Exchange Commission.

          5.7 Opinion of Counsel. Subscribers shall, upon purchase of the Preferred Stock pursuant to this Subscription Agreement, receive an opinion letter from Dorsey & Whitney LLP, counsel to the Company, in substantially the form attached hereto as Exhibit C.

          5.8 Payments for Late Conversion or Failure to Reserve Authorized but Unissued Common.

               (a) Payments for Late Conversion.   The Company understands that
          a delay in the issuance of the Conversion Shares (a "Late Conversion") later than the Deadline, as defined in the Certificate of Designation (the "Deadline") could result in economic loss to the Holder. As compensation to the holder of the Preferred Stock (the "Holder") for such loss, the Company agrees to pay Holder, at Holder"s election in lieu of Acceleration Payments (as defined below), for late issuance ("Late Conversion Payments") of Conversion Shares upon Conversion in accordance with the following schedule (where "No. Business Days Late" is defined as the number of business days beyond the Deadline):

                                   Late Payment For
                                   Each Share of Preferred
          No. Business Days Late   Stock Being Converted
          ----------------------   -----------------------
                    1                       $ 50
                    2                       $100
                    3                       $150
                    4                       $200
                    5                       $250
                    6                       $300
                    7                       $350
                    8                       $400
                    9                       $450
                    10                      $500
                   >10                      $500 + $100 for each
                                    Business Day Late beyond 10 days

                In the event of a Late Conversion, Subscriber may elect to receive Late Conversion Payments under this Section in lieu of Acceleration Payments, if applicable, under Section 11 of the Certificate of Designation ("Acceleration Payments"). If Subscriber elects to receive Late Conversion Payments under this Section, Subscriber will not be entitled to request Acceleration Payments under the Certificate of Designation with respect to the shares of Preferred Stock for which Late Conversion Payments were received, and agrees that such rights with respect to such late conversion will be waived by acceptance of Late Conversion Payments hereunder. If Subscriber receives Acceleration Payments for a Late Conversion, Subscriber shall not be entitled to Late Conversion Payments under this Section for such Late Conversion.

                To the extent that the failure of the Company to issue the Conversion Shares pursuant to this Section 5.8 is due to the unavailability of authorized but unissued shares of Common Stock, the provisions of subsection 5.8(a) shall not apply but instead the provisions of subsection 5.8(b) shall apply.

                The Company shall pay any late payments to Holder incurred under this Section by certified check within seven (7) business days from the date of issuance of Conversion Shares. Nothing herein shall limit the Holder's right to pursue actual damages for the Company's failure to issue and deliver Conversion Shares to the Subscriber in accordance with the terms of the Certificate of Designation.

               (b) Payments for Failure to Reserve Authorized but Unissued Common Stock. Beginning on the date that is five (5) months after the Last Closing, assuming that the Closing Bid Price of the Company's Common Stock is less than the Soft Floor Price (as defined in the Certificate of Designation), the Company shall calculate the number of Conversion Shares issuable upon conversion of all outstanding Preferred Stock then eligible for conversion under Section 5 of the Certificate of Designation and upon exercise of all Subscriber Warrants then eligible for exercise as of the end of such month. The Company shall provide each Holder with a copy of such calculation within five (5) business days after the last business day of the month for which such calculation was made. The calculation shall be made assuming a Conversion Price (the "Assumed Conversion Price") equal to eighty five percent (85%) of the average Closing Bid Price for the twenty (20) trading days ending on the last trading day of the month in which the calculation was made. If, based upon such calculation, the Company does not have at least one hundred twenty five percent (125%) of the number of Conversion Shares necessary to effect, in full, a conversion of all the outstanding Preferred Stock then eligible for conversion under Section 5 of the Certificate of Designation at the Assumed Conversion Price and an exercise of all Subscriber Warrants then eligible for exercise, (referred to as a "Conversion Shortfall", the date of such default being referred to herein as the "Conversion Shortfall Date") authorized and reserved but unissued, the Company shall take immediate action to promptly authorize and reserve a sufficient number of Conversion Shares such that the total number of Conversion Shares so authorized and reserved is equal to one hundred and fifty percent (150%) of the number of Conversion Shares required to effect, in full, a conversion of the all outstanding Preferred Stock under Section 5 of the Certificate of Designation at the Assumed Conversion Price as of the Conversion Shortfall Date and an exercise of all Subscriber Warrants then eligible for exercise. If, at any time a Holder or Holders of Preferred Stock submits a Notice of Conversion (as defined in the Certificate of Designation) and the Company does not have sufficient authorized but unissued Conversion Shares available to effect, in full, a conversion of the Preferred Stock under Section 5 of the Certificate of Designation (referred to as a "Conversion Default", the date of such default being referred to herein as the "Conversion Default Date"), the Company shall issue to such Holder(s), pro rata, all of the Conversion Shares which are available, and the Notice of Conversion as to any shares of Preferred Stock requested to be converted but not converted (the "Unconverted Preferred Conversion Shares") shall become null and void. The Company shall provide notice of such Conversion Default ("Notice of Conversion Default") to all Holders of outstanding Preferred Stock, by facsimile, within one (1) business day of such default (with the original delivered by overnight or two (2) day courier). No Holder may submit a Notice of Conversion after receipt of a Notice of Conversion Default until the date additional Conversion Shares are authorized by the Company. The Company will take immediate action to authorize an appropriate number of additional shares as soon as practicable.

          If the Company is unable to cure the Conversion Shortfall within seventy five (75) days, or if the Company is unable to cure the Conversion Default within seventy-five (75) days, then the Company agrees to pay to all Holders of outstanding Preferred Stock payment ("Conversion Default Payments") for a Conversion Default in the amount of (N/365) X .24 X the initial issuance price of the outstanding Preferred Stock held by each Holder, where N = the number of days from the Conversion Shortfall Date (or Conversion Default Date, as applicable) to the date (the "Authorization Date") that the Company authorizes a sufficient number of Conversion Shares to effect conversion of all remaining Shares of Preferred Stock. The Company shall send notice ("Authorization Notice") via facsimile, with a copy by overnight or two (2) day courier, to all Holders of outstanding Preferred Stock that additional Conversion Shares have been authorized, the Authorization Date and the amount of Holder's accrued Conversion Default Payments. The accrued Conversion Default Payments for each calendar month shall be paid in cash or shall be convertible into Common Stock at the Conversion Rate (as defined in the Certificate of Designation) then in effect, at the Holder's option, payable as follows: (i) in the event Holder elects to take such payment in cash, cash payments shall be made to each Holder of outstanding Preferred Stock by the fifth (5th) day of the following calendar month or (ii) in the event Holder elects to take such payment in stock, the Holder may convert such payment amount into Common Stock at the Conversion Rate at anytime after the fifth (5th) day of the calendar month following the month the Authorization Notice was received, until the automatic conversion date set forth in the Certificate of Designation.

          Nothing herein shall limit Holder's right to pursue actual damages for the Company's failure to maintain a sufficient number of authorized Conversion Shares.

          5.9 Resale of Common Stock. The Subscriber agrees that it will only sell shares of Common Stock issued upon Conversion of the Preferred Stock pursuant to the Registration Statement or an available exemption and agrees to deliver a prospectus in connection with any sale made pursuant to the Registration Statement. Conversion Shares shall be issued to transferees thereof without restrictive legend upon the terms set forth in the Irrevocable Instructions to Transfer Agent. In addition, the Company will, or will instruct the Transfer Agent to, remove the restrictive legend from Conversion Shares provided the Conversion Shares are eligible for resale pursuant to Rule 144(k) and the Holder thereof makes the representations necessary for counsel to the Company to issue a legal opinion to that effect.

          5.10 The Company's Instructions to Transfer Agent. Company will issue to its Transfer Agent an irrevocable instruction letter (the "Irrevocable Instructions to Transfer Agent") substantially in the form of Exhibit D. The Company hereby agrees that it will not unilaterally terminate its relationship with the Transfer Agent for any reason, without the consent of the Holders of seventy-five percent (75%) of interest of the then outstanding Preferred Stock prior to the earlier of (i) the conversion or redemption of all of the Preferred Stock or (ii) the date which is two (2) years after the Last Closing Date. In the event the Company's agency relationship with the Transfer Agent should be terminated for any other reason prior to the earlier of (i) the conversion or redemption of all of the Preferred Stock or (ii) the date which is two (2) years after the Last Closing Date, the Company's Transfer Agent shall agree to continue acting as transfer agent pursuant to the terms of the Irrevocable Instructions to Transfer Agent until such time that a successor transfer agent
(i) is appointed by the Company; (ii) is approved by seventy-five percent (75%) of the Subscribers of outstanding Preferred Stock; and (iii) executes and agrees to be bound by the terms of the Irrevocable Instructions to Transfer Agent.

          5.11 Subscriber Warrants. On the date that is one (1) year after the date of the Last Closing (the "One Year Anniversary Date"), each Subscriber shall be entitled to receive warrants ("Subscriber Warrants"), substantially in the form attached hereto as Exhibit K, to purchase a number of shares of Common Stock of the Company equal to twenty percent (20%) of the aggregate purchase price of the Subscriber's Preferred Stock which is outstanding and unconverted as of the One Year Anniversary Date, divided by the Conversion Price then in effect at an exercise price per share equal to one hundred fifteen percent (115%) of the average Closing Bid Price for the five (5) trading days ending on the One Year Anniversary Date, with a two (2) year term.

     6.   Miscellaneous

          6.1 Representations and Warranties Survive the Closing; Severability. The Subscriber's and the Company's representations and warranties shall survive the Closing of the transaction notwithstanding any due diligence investigation made by or on behalf of the party seeking to rely on such representations and warranties. In the event that any provision of this Subscription Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Subscription Agreement shall continue in full force and effect without said provision; provided that no such severability shall be effective if it materially changes the economic benefit of this Subscription Agreement to any party.

          6.2 Successors and Assigns. The terms and conditions of this Subscription Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Subscription Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Subscription Agreement, except as expressly provided in this Subscription Agreement. Subscriber may assign its rights hereunder, in connection with any private sale of the Preferred Stock of such Subscriber, so long as, as a condition precedent to such transfer, the transferee executes an acknowledgment agreeing to be bound by the applicable provisions of this Subscription Agreement in a form acceptable to the Company and provides an original of such acknowledgment to the Company.

          6.3 Governing Law. This Subscription Agreement shall be governed by and construed under the laws of the State of Minnesota without respect to conflict of laws.

          6.4 Execution in Counterparts Permitted. This Subscription Agreement may be executed in any number of counterparts, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one (1) instrument.

          6.5 Titles and Subtitles; Gender. The titles and subtitles used in this Subscription Agreement are used for convenience only and are not to be considered in construing or interpreting this Subscription Agreement. The use in this Subscription Agreement of a masculine, feminine or neither pronoun shall be deemed to include a reference to the others.

          6.6 Written Notices, Etc. Any notice, demand or request required or permitted to be given by the Company or the Subscriber pursuant to the terms of this Subscription Agreement shall be in writing and shall be deemed given when delivered personally, or by facsimile (with a hard copy to follow by two (2) day courier), addressed to the parties at the addresses and/or facsimile telephone number of the parties set forth at the end of this Subscription Agreement or such other address as a party may request by notifying the other in writing.

          6.7 Expenses. Each of the Company and the Subscriber shall pay all costs and expenses that it respectively incurs with respect to the negotiation, execution, delivery and performance of this Subscription Agreement.

          6.8 Entire Agreement; Written Amendments Required. This Subscription Agreement, the Certificate of Designation, the Preferred Stock certificates, the Registration Rights Agreement, the Irrevocable Instructions to Transfer Agent, the Escrow Agreement and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof, and no party shall be liable or bound to any other party in any manner by any warranties, representations or covenants except as specifically set forth herein or therein. Except as expressly provided herein, neither this Subscription Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the party against whom enforcement of any such amendment, waiver, discharge or termination is sought.

          6.9 Arbitration. Any controversy or claim arising out of or related to this Subscription Agreement or the breach thereof, shall be settled by binding arbitration in New York, New York in accordance with the Expedited Procedures (Rules 53-57) of the Commercial Arbitration Rules of the American Arbitration Association (AAA). A proceeding shall be commenced upon written demand by Company or any Subscriber to the other. The arbitrator(s) shall enter a judgment by default against any party which fails or refuses to appear in any properly noticed arbitration proceeding. The proceeding shall be conducted by one (1) arbitrator, unless the amount alleged to be in dispute exceeds two hundred fifty thousand dollars ($250,000), in which case three (3) arbitrators shall preside. The arbitrator(s) will be chosen by the parties from a list provided by the AAA, and if they are unable to agree within ten (10) days, the AAA shall select the arbitrator(s). The arbitrators must be experts in securities law and financial transactions. The arbitrators shall assess costs and expenses of the arbitration, including all attorneys' and experts' fees, as the arbitrators believe is appropriate in light of the merits of the parties' respective positions in the issues in dispute. Each party submits irrevocably to the jurisdiction of any state court sitting in New York County, New York or to the United States District Court for the Southern District of New York for purposes of enforcement of any discovery order, judgment or award in connection with such arbitration. The award of the arbitrator(s) shall be final and binding upon the parties and may be enforced in any court having jurisdiction. The arbitration shall be held in such place as set by the arbitrator(s) in accordance with Rule 55.

     7.   Subscription and Wiring Instructions; Irrevocability.

          7.1  Subscription.

          (a) Wire transfer of Subscription Funds. Subscriber shall send its signed Subscription Agreement by facsimile to Placement Agent at
               (770) 640-7150, and send its subscription funds by wire transfer, to the Escrow Agent as follows:

               First Union National Bank
               ABA No. 053000219
               Account No. 465946
               ATTN: Claire Moore

               Ref: Ancor Communications, Incorporated/Dunwoody Brokerage
                    Services, Inc.
               A/C: 3072235744
               SWIFT Code: FUNBUS33
               Contact: Nicole Stefanini
               Telephone: (404) 827-7326
               Fax: (404) 827-7305

          (b) Revocable Subscription. The Company hereby acknowledges and agrees, that this Subscription Agreement is revocable and that the Subscriber is entitled to cancel, terminate or revoke this Subscription Agreement at any time prior to the later of (i) the date the Subscriber executes the 10-K Acknowledgment or (ii) the Company's acceptance hereof.

          (c) Company's Right to Reject Subscription. This Subscription Agreement shall be accepted by the Company when the Company countersigns this Subscription Agreement. The Subscriber hereby confirms that the Company has full right in its sole discretion to accept or reject the subscription of the Subscriber, in whole or in part, provided that, if the Company decides to reject such subscription, the Company must do so promptly and in writing. In the case of rejection, the Company will promptly return any rejected payments and (if rejected in whole) copies of all executed subscription documents (including without limitation this Subscription Agreement) to Subscriber (with any earned interest).

          7.2 Acceptance of Subscription. In the case of acceptance of the Subscriber's subscription, ownership of the number of securities being purchased hereby will pass to the Subscriber upon the Closing.

          7.3 Subscriber to Forward Original Signed Subscription Agreement to Company. Subscriber agrees to courier to Company its original inked signed Subscription Agreement within two (2) days after faxing said signed agreement to Placement Agent.

     8.   Indemnification.

     The Company agrees to indemnify and hold harmless Subscriber and each of its officers, directors, employees and agents, and each person who controls Subscriber within the meaning of the Act or the Exchange Act (each, an "Indemnified Party") against any losses, claims, damages or liabilities, joint or several, to which it, they or any of them, may become subject and not otherwise reimbursed arising from or due to any untrue statement of a material fact or the omission to state any material fact required to be stated in order to make the statements not misleading in any representation or warranty made by the Company contained in this Subscription Agreement or in any statements contained in the Disclosure Documents.

     Promptly after receipt by an Indemnified Party of notice of the commencement of any action pursuant to which indemnification may be sought, such Indemnified Party will, if a claim in respect thereof is to be made against the other party (hereinafter "Indemnitor") under this Section 8, deliver to the Indemnitor a written notice of the commencement thereof and the Indemnitor shall have the right to participate in and to assume the defense thereof with counsel reasonably selected by the Indemnitor, provided, however, that an Indemnified Party shall have the right to retain its own counsel, with the reasonably incurred fees and expenses of such counsel to be paid by the Company, if representation of such Indemnified Party by the counsel retained by the Indemnitor would be inappropriate due to actual or potential conflicts of interest between such Indemnified Party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the Indemnitor within a reasonable time of the commencement of any such action, if prejudicial to the Indemnitor's ability to defend such action, shall relieve the Indemnitor of any liability to the Indemnified Party under this Section 8, but the omission to so deliver written notice to the Indemnitor will not relieve it of any liability that it may have to any Indemnified Party other than under this Section 8 to the extent it is prejudicial.

     9.   Certain Additional Legends and Information.

FOR FLORIDA RESIDENTS:

          THE SECURITIES REFERRED TO HEREIN WILL BE SOLD TO, AND ACQUIRED BY, THE HOLDER IN A TRANSACTION EXEMPT UNDER SECTION 517.061 OF THE FLORIDA SECURITIES ACT. THE SECURITIES HAVE NOT BEEN REGISTERED UNDER SAID ACT IN THE STATE OF FLORIDA. IN ADDITION, ALL FLORIDA RESIDENTS SHALL HAVE THE PRIVILEGE OF VOIDING THE PURCHASE WITHIN THREE (3) DAYS AFTER THE FIRST TENDER OF CONSIDERATION IS MADE BY SUCH SUBSCRIBER TO THE ISSUER, AN AGENT OF THE ISSUER, OR AN ESCROW AGENT OR WITHIN THREE DAYS AFTER THE AVAILABILITY OF THAT PRIVILEGE IS COMMUNICATED TO SUCH PURCHASER, WHICHEVER OCCURS LATER.

FOR NEW HAMPSHIRE RESIDENTS:

          NEITHER THE FACT THAT A REGISTRATION STATEMENT OR AN APPLICATION FOR A LICENSE HAS BEEN FILED WITH THE STATE OF NEW HAMPSHIRE NOR THE FACT THAT A SECURITY IS EFFECTIVELY REGISTERED OR A PERSON IS LICENSED IN THE STATE OF NEW HAMPSHIRE CONSTITUTES A FINDING BY THE SECRETARY OF STATE THAT ANY DOCUMENT FILED UNDER RSA 421-B IS TRUE, COMPLETE AND NOT MISLEADING. NEITHER ANY SUCH FACT NOR THE FACT THAT AN EXEMPTION OR EXCEPTION IS AVAILABLE FOR A SECURITY OR A TRANSACTION MEANS THAT THE SECRETARY OF STATE HAS PASSED IN ANY WAY UPON THE MERITS OR QUALIFICATIONS OF, OR RECOMMENDED OR GIVEN APPROVAL TO, ANY PERSON, SECURITY, OR TRANSACTION. IT IS UNLAWFUL TO MAKE, OR CAUSE TO BE MADE, TO ANY PROSPECTIVE PURCHASER, CUSTOMER OR CLIENT ANY REPRESENTATION INCONSISTENT WITH THE PROVISIONS OF THIS PARAGRAPH.

                          [INTENTIONALLY LEFT BLANK]

     10. Number of Shares and Purchase Price. Subscriber subscribes for _________ Shares of Preferred Stock (in the amount of $10,000 per Share) against payment by wire transfer in the amount of $___________________ ("Purchase Price").

     11.  Accredited Investor. The Subscriber is (check applicable box):

     (a) [_] a corporation, business trust, or partnership not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000.

     (b) [_] any trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person who has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the prospective investment.

     (c)  [_]  an individual, who

          [_] is a director, executive officer or general partner of the issuer of the securities being offered or sold or a director, executive officer or general partner of a general partner of that issuer.

          [_] has an individual net worth, or joint net worth with that person's spouse, at the time of its purchase exceeding $1,000,000.

          [_] had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person's spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year.

     (d) [_] an entity each equity owner of which is an entity described in a - b above or is an individual who could check one (1) of the first three (3) boxes under subparagraph (c) above.

     (e)  [_]  other [specify]__________________________________________________

     The undersigned acknowledges that this Subscription Agreement and the subscription represented hereby shall not be effective unless accepted by the Company as indicated below.

IN WITNESS WHEREOF, the undersigned Subscriber does represent and certify under penalty of perjury that the foregoing statements are true and correct and that Subscriber has by the following signature(s) executed this Subscription Agreement.

Dated this ____ day of _____________, 1997.


------------------------------------     ---------------------------------------
            Your Signature               PRINT EXACT NAME IN WHICH YOU WANT
                                         THE SECURITIES TO BE REGISTERED

                                         DELIVERY INSTRUCTIONS:
------------------------------------     ----------------------
Name: Please Print                       Please type or print address where your
                                         security is to be delivered


------------------------------------     ATTN.:
Title/Representative Capacity                   --------------------------------
(if applicable)

------------------------------------     ---------------------------------------
Name of Company You Represent            Street Address
(if applicable)


------------------------------------     ---------------------------------------
Place of Execution of this               City, State or Province, Country,
Subscription Agreement                   Offshore Postal Code


                                         ---------------------------------------
                                         Phone Number (For Federal Express) and
                                         Fax Number (re: Notice)

THIS SUBSCRIPTION IS ACCEPTED BY THE COMPANY ON THE ____ DAY OF
_______________________, 1997.



                                  ANCOR COMMUNICATIONS, INCORPORATED

                                  By:
                                      ------------------------------------------
                                      Stephen C. O'Hara, Chief Executive Officer

                        NOTICE OF CONVERSION AND RESALE

                   (To be Executed by the Registered Holder in order to Convert the Preferred Stock)

The undersigned hereby irrevocably elects to convert _____________ shares of Series B Preferred Stock, represented by stock certificate No(s). ________________ (the "Preferred Stock Certificates") into shares of common stock ("Common Stock") of Ancor Communications, Incorporated (the "Company") according to the conditions of the Certificate of Designation of Series B Preferred Stock, as of the date written below [in connection with the resale of the underlying Common Stock unless otherwise indicated below]. If shares are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates. No fee will be charged to the Holder for any conversion, except for transfer taxes, if any. A copy of each of the Preferred Stock Certificates being converted is attached hereto or shall be delivered as soon as practicable. The undersigned agrees to deliver a Prospectus in connection with any sale made pursuant to the Registration Statement, as provided in Section 5.10 of the Subscription Agreement.


     ____ Check here if this conversion is not being made in connection with the resale of the Common Stock.


                                    Date of Conversion:_________________



                                    Applicable Conversion Price:___________


                                    Number of Shares of
                                    Common Stock to be Issued:____________


                                    Signature:__________________________


                                    Name:_____________________________


                                    Address: ___________________________





* No shares of Common Stock will be issued until the original Series B Preferred Stock Certificate(s) to be converted and the Notice of Conversion are received by the Company's designated Transfer Agent for the Series B Preferred Stock ("Transfer Agent"). The Holder shall (i) fax, on or prior to 11:59 p.m., New York City time, on the date of conversion, a copy of this completed and fully executed Notice of Conversion to the Company at the office of the Transfer Agent that the Holder elects to convert and (ii) surrender or cause to be surrendered, to a common courier for either overnight or two (2) day delivery to the office of the Transfer Agent, the original Series B Preferred Stock Certificate(s) representing the Series B Preferred Stock being converted, duly endorsed for transfer. The Transfer Agent shall issue shares of Common Stock and surrender them to a common courier for delivery to the shareholder, no later than three (3) business days following receipt by the Transfer Agent of this Notice of Conversion and the original Series B Preferred Stock Certificate(s) to be converted, duly endorsed for transfer, all in accordance with the terms of the Certificate of Designation and the Subscription Agreement, and shall make payments (if required) for the number of business days such issuance and delivery is late, if any, pursuant to the terms of the Subscription Agreement.

                                   EXHIBIT I

                                      24